Dated the  26th day of October  2009.

AGREEMENT

FOR SALE OF SHARES

THIS AGREEMENT is made on the 26th day of October  2009

BETWEEN

(1)

Leung,  Kwok-wai Clifton, holder  of  [identity  card  number  xxxxx] of  [address]  (the

"Seller");and

(2)

Simple Earth, Inc., a corporation established under ·the laws of USA whose registered office is situated at 35 Amber Drive, San Francisco, California 94131 (the "Purchaser"). WHEREAS:

(A)

As at the date of this Agreement, the Seller is the owner of the Sale Shares, representing

100 per cent of the issued share capital of the Company.

(B)       The Seller has agreed to sell to the Purchaser and the Purchaser has agreed to purchase from the Seller the Sale Shares for the consideration and otherwise upon and subject to the terms and conditions of this Agreement (the "Acquisition").

IT IS HEREBY AGREED as follows:

1.

DEFINITIONS AND INTERPRETATION

(A)      In this  Agreement  (including  the Recitals)  the following expressions  shall (unless the context otherwise requires) have the following meanings:

"Business"  means the business of marketing, distribution or sale of bagasse-based paper products, which business has been conducted throughout the United States of America, Canada and Europe;

"Business  Day''  means a day (other  than a Saturday or Sunday)  on  which commercial banks in the USA are open for the transaction  of general banking business by members of the public;

"Company" means SugarMade, Inc., a California corporation  with a principal place of business located at 2429 Francisco St., San Francisco, CA 94123;

"Completion" means performance by the Seller and the Purchaser of their respective obligations under Clause 4;

"Completion Date" means the date of Completion as referred to in Clause 4{A);

-"Covenants" means the covenants set out in Clause 6;

"Convertible Promissory Notes" means those certain convertible promissory notes issued in a series and executed as at the date of Completion  (or reasonably thereafter)  by the Purchaser in favour of Stephen Pinto and certain other investors in the aggregate principal amount of five hundred forty thousand dollars ($540,000), the form of which is attached as Exhibit 3 hereto. For purposes of this Agreement, each such convertible promissory note shall .be defined as a "Convertible Note” and together, the "Convertible Promissory Notes".

"US$" means USA dollars;

"USA" means the United States of America;

"Sale Shares" means the Shares, representing 100 per cent of the issued and outstanding share capital of the common stock of the Company as at the date of this Agreement;

"Shares" means ordinary shares of capital of the Company and "Share" shall be construed accordingly;

"Stock Consideration" means collectively the 72,973 shares, representing 10 percent of the issued and outstanding capital stock of the Purchaser as at the date of this Agreement;

"Stock  Option  Plan"  means  the  Company's 2009  Stock  Option/Stock  Issuance  Plan pursuant to which 150,000 shares of the Company's  Common Stock have been reserved for future issuance to the Company's employees, contractors and advisors, and pursuant to which no options have been granted or shares issued as of the Completion Date;

"Warranties" means the representations and warranties set out in Clause 5.

(B)

In this Agreement, unless the context otherwise requires, any reference to:

(i)        a Clause, Recital or Exhibit is to a clause of or a recital or exhibit to this Agreement, as the case may be, and a reference to this Agreement includes each Exhibit;

(ii)       “writing", or any cognate expression, includes a reference to any communication effected by telex, facsimile transmission, email correspondence or similar means; and

(iii)      a document "in the agreed form" is a reference to the form of the relevant document agreed between the parties and initialed by them for the purpose of identification.

(C)

The  headings  in  this  Agreement  are  for  convenience  only  and  shall  not  affect  the construction of this Agreement.

2.

CONDITION PRECEDENT

(A)

Completion shall be conditional upon the following:

(i)     the Bill of Sale in the form attached hereto as Exhibit I is subsisting and valid as of the Completion  Date;

(ii)     the  Exclusive Supplier  Agreement in the  form  attached  hereto  as  Exhibit  2  is subsisting and valid as at the Completion Date;

(iii)

there being  no  breach  of  the  Warranties at  any  time up to (and  including) the

Completion Date;

(iv)   termination of that certain  letter agreement dated May 1, 2009, by and among The MarketSource Companies, Sugar  Cane  paper  Company-Hong Kong  and  Suagar Cane Paper Company-Asia Ltd, a copy of which is attached hereto as Exhibit 5.

(B)       If the conditions precedent referred to in Clause 2(A) shall not have been fulfilled (or waived by the Seller or the Purchaser, as the case may be) by the Completion Date, this Agreement shall become null and void ad initio and no Party shall have any liability or obligation to any other Party howsoever or whatsoever, save in respect of any failure to use best endeavors as aforesaid.

3.

SALE AND P'URCHASE OF THE SALE SHARES

(A)       The  Seller  shall sell  free  from  all  encumbrances and  together  with  all  rights attached thereto  as at  the date of this Agreement (and  all rights  hereafter becoming attached  or accruing  thereto)  and  the  Purchaser shall purchase  the  Sale  Shares with  effect  from Completion in accordance with  the terms and conditions of this Agreement together  with all rights, charges, adverse claims and interests past, now and hereafter  attached  hereto.

(B)

The consideration for the Sale Shares shall comprise of the following:

(i)

an aggregate sw11 of 'US$400,000.00 which  shall  be paid by the Purchaser to the

Seller on Completion in accordance with the provisions of Clause 4(A)(vii & viii).

(ii)

the Stock Consideration which shall be paid by the Purchaser to the Seller on

Completion in accordance with the provisions of Clause 4(A)(ix).

(C)

Any stamp duty payable on the sale and purchase of the Sale Shares shall be borne by the

Seller and the Purchaser in equal shares.

4.

COMPLETION

(A)

Subject to the terms and conditions of this Agreement, Completion shall take place at the offices of Niesar & Whyte LLP, 90 New Montgomery Street, 9

Floor, San Francisco,

California 94105 on October 26, 2009 or such other place or date as the Parties hereto may mutually agree in writing, when, except as indicated below, all but not part only of the business referred to below shall be transacted:

(i)        the Purchaser shall deliver to the Seller a copy of the certificate of incorporation and the by-laws (or other constitutional documents) of the Purchaser and minutes of a meeting of the board of directors or other governing body of the Purchaser approving the execution of this Agreement and issuance of the Stock Consideration by the Purchaser and the performance of the Purchaser's obligations under this Agreement  certified  as true, complete  and correct  copies  by a  director  or  the secretary of the Purchaser;

(ii)       the Seller shall deliver to the Purchaser a transfer of the Sale Shares, in the agreed form, duly executed in favour of the Purchaser together with the share certificates in respect of the Sale Shares;

(iii)      the Seller shall cause a board meeting of the Company to be held at which the Seller shall resign as director of the Company  with effect from the later of the date of Completion.  Alternatively, such action may be taken by execution of a letter of resignation of the sole director of the Company, with effect from the later of the date of Completion;

(iv)      the Seller shall cause a board meeting  of the Company to be held at which the transfer of the Sale Shares shall,  subject  to the relevant Instrument of Transfer being duly stamped be passed for registration and registered and the Company shall issue and deliver to the Purchaser  a new share certificate  representing  the Sale Shares.   Alternatively, such action  may  be taken  by execution of an action  by written consent of the sole director of the Company;

(v)       the Seller shall deliver to the Purchaser the written resignation as director of the

Company in the agreed form of the directors  referred to in (iii) above;

(vi)      the statutory books, books of account, title deeds, all insurance policies and receipts and other records and contracts and licenses and other documents, chops, seals and cheque  books and other items belonging  or relating to the Company as may be requested  by the Purchaser  and  which are in the possession  and control  of the Seller;

(vii)

the Purchaser shall pay to the Seller (or as the Seller may direct by written notice) US$300,000.00  in  cash  in  immediately   available  funds  in  part  payment  and

consideration for the sale and purchase of the Sale Shares, by electronic transfer to such bank account(s) as may be notified by the Seller to the Purchaser in writing not less than 3 Business Days before the Completion Date (and if more than one such bank account is so notified, in such proportions as the Seller may specify in such notification) or by way of a bank draft issued by a licensed bank in USA;

(viii)

the Purchaser shall issue and deliver a promissory note in the sum of US$60,000.00 in favour of the Seller payable on the 30th day of June 2010;

(ix)      the Purchaser shall issue and deliver to the Seller share certificate, representing the Stock Consideration, issued and fully paid and duly registered in the name of the Seller;

(x)       the Seller shall pay to the Purchaser in cash in immediately available funds by electronic transfer to such bank account(s) as may be notified by the Purchaser to the Seller in writing not less than 3 Business Days before the Completion Date or by  way  of a  bank draft  drawn  on  a  licensed  bank  in  USA  in  favour  of  the Government of USA an amount representing any stamp duty payable by the Seller pursuant to Clause 3(C);

(xi)      Stephan  Pinto  shall  pay  to  Purchaser  US$15,000.00   in  cash  in  immediately available funds by way of a bank draft issued by a licensed bank in USA;

(xii)     within 30 days of the Completion Date, Stephan Pinto, alone or in conjunction with other investors, shall pay to Purchaser US$185,000.00 in cash in immediately available funds by way of a bank draft issued by a licensed bank in USA;

(xiii)    within 5 days of Purchaser's receipt of the funds described in Section 4(A)(xii) above, Purchaser shall pay to Seller US$40,000.00 in cash in immediately available funds by way of a bank draft issued by a licensed bank in USA;

(xiv)    the Seller shall transfer and assign all of Seller's right t title and interest in and to the mark "Sugar  Made", Serial Number 77625286,   to Purchaser, including, without limitation, the filing of an assignment of such mark from the Seller to Purchaser within a reasonable time after the Completion  Date, but in no event later than 15 days following the Completion Date.

(13)

If the Seller (on the one hand) or the Purchaser or the Purchaser on the other hand shall fail or be unable to comply with any of their respective obligations under Clause 4(A) despite the Completion becoming unconditional in accordance with the provisions hereof, then the Purchaser (in the case of any such noncompliance by the Seller) or the Seller (in the case of any such non-compliance by the Purchaser)  shall not be obliged to perform any of their respective obligations under Clause 4(A) and shall be entitled (in addition to and without prejudice  to  any  other  rights or  remedies  available  to  it)  to  rescind  this  Agreement whereupon  this Agreement shall  be rescinded and shall cease to have effect.    Witl1out

prejudice to the generality of the foregoing, the Purchaser shall not be required to complete the purchase of any of the Sale Shares unless the purchase of all of the Sale Shares is completed simultaneously.  Save as aforesaid, neither the Seller or the Purchaser shall be entitled  to rescind  this Agreement, whether before or after Completion, for any reason whatsoever.

5.

THE WARRANTIES

(A)

The Seller represents and warrants to the Purchaser that:-

(i)     it has full power to enter into and perform this Agreement and this Agreement constitutes its legally valid and binding obligations;

(ii)       it has the full power, authority and legal right to own its assets and to carry on its business and is not in receivership or bankruptcy;

(iii)      it has taken no steps to enter into bankruptcy or analogous proceedings and no petition has been presented for its winding up or similar proceedings taken and there are no grounds on which a petition or application could be based for the bankruptcy of or appointment of a receiver or the levy of distress or execution or the taking of analogous proceedings against it;

(iv)      it is the sole legal and beneficial owner of the Sale Shares;

(v)       save  for  the  pre-emption and other  provisions  contained  in the by-laws of  the Company,  there is no option, right to acquire, mortgage, charge, pledge, lien or other  form of security or encumbrance  or equity on, over or affecting  the Sale Shares and there is no agreement or commitment to give or create any of the foregoing and no claim has been made by any person to be entitled to any of the foregoing; and

(vi)      At the time of Completion, there shall be no liability for taxes, contract obligations or any other type of claim that may be asserted against the Company; including, without limitation, any obligation that the Company may have with respect to any income tax or Franchise tax arising out of the net taxable income of the Company from the date of the Company’s inception to the date of Completion.

(13)

The Purchaser represents and warrants to the Seller that:

(i)    The Purchaser is a corporation duly organized, validly existing and in good standing w1der the laws of the USA. The Purchaser is duly authorized to conduct business and is in good standing  under the laws of the USA and ahs  full corporate  power and authority  and  all  licenses,  permits  and  authorizations  necessary  to  carry  on  the businesses in which it is engaged, to own and use the properties owned and used by it and to execute, deliver and perform this Agreement. The execution and delivery of this Agreement and the consummation of the Acquisition and the issuance of the Stock Consideration and the other transactions contemplated hereby by the Purchaser have duly and validly authorized by all necessary corporate action. No other corporate acts or proceedings on the part of the Purchaser are necessary to authorize this Agreement or the transactions contemplated hereby;

(ii)   This  Agreement   has  been  duly  executed  and  delivered   by  the  Purchaser  and constitutes  the  legal  valid  and  binding obligations  of  the  Purchaser  enforceable against it;

(iii)  The entire-issued and outstanding capital stock of the Purchaser consists of 656,756 shares of common stock, no par value, which has been duly authorized and are validly issued and fully paid and free from encumbrances;

(iv) Save the Convertible Promissory Notes and the Stock Option Plan, there is no subscription, warrant, option, convertible security, or other right (contingent or other) to purchase or otherwise acquire equity securities  of the Purchaser is authorized or outstanding   and   there   is   no  commitment   by   the  Purchaser   to   issue  shares, subscriptions, warrants, options, convertible securities or other such rights or to distribute to holders of any of its equity securities any evidence of indebtedness and there is no written or oral agreement by the Purchaser to sell or transfer any common stocks of the Purchaser to any third person and there is no obligation (contingent or other) to purchase,  redeem  or otherwise acquire  any of its equity  security  or any interest therein,  or to pay any dividend or to pay any dividend or make any other distribution in respect of the common stock of the Purchaser;

(v)   The  shares  of  the  common   stock  of  the  Purchaser   that  constitute  the  Stock Consideration are and/or will be duly authorized and validly issue, and as of the date of issuance shall be fully paid and free of all liens, charges, claims, encumbrance and liabilities whatsoever.

(C)      The Parties represent  and  warrant to each other that the Warranties will  be true at and fulfilled  down  to  Completion  in all  respects  as  if  they  had  been  made  or given at Completion and on the basis that a reference to the actual time of Completion were substituted for any express or implied reference to the time of this Agreement.

(D)      The Parties undertake that they shall not, prior to Completion, do any act or thing or omit to do any act or thing the commission or omission of which would constitute a breach of the Warranties as if they were given at Completion or which would make any of the Warranties inaccurate or misleading if they were so given on the basis referred to in Clause

5(B).

(E)       In addition to the rights of the Parties to damages or any other rights at common law in respect of any breach of the Warranties, each party agrees to fully indemnify and keep the other party fully indemnified and harmless against any loss or liability arising out of this Agreement suffered as a result of any breach of any of the Warranties of the indemnifying party, together with all costs, charges, interest, penalties and expenses incidental or relating thereto.

(F)       The Parties shall be entitled to claim each other after Completion that any of the Warranties is or was untrue or misleading or has or had been breached at the date of Completion.

(G)      The Parties undertake to do or procure  to be done all such  acts and things as may be necessary to ensure that the Warranties are true and correct in all respects as at the date of Completion, including, without limiting the generality of the foregoing, all such acts and things as may be required to perfect the title to the Sale Shares (on the part of the Seller) and to the Stock Consideration  (on the part of the Purchaser)  and/or  to discharge any option, right to acquire, mortgage, charge, pledge, lien or other form of security or encumbrance or equity on, over or affecting  the Sale Shares or any agreement or commitment to give or create any of the foregoing referred to in sub-Clause 5(A)(v) and sub-Clause 5(B)(v) respectively.

(6)

THE COVENANTS

(A)      From  and  after  the  date  of  this  Agreement  through  the  Completion  Date, except  as expressly contemplated or permitted by this Agreement, the Parties shall conduct their businesses in the ordinary course of business, and use reasonable efforts to maintain and preserve its business organizations, assets, employees and advantageous business relationship;

(B)       The Parties will use their best efforts to bring about the fulfillment of each of the conditions precedent to the obligations of the other patty to close the tra11sactions contemplated by this Agreement, and will render reasonable assistance to the other party as requested by such other party to enable it to fulfill its obligations hereunder.  The Parties shall give notice to the other party, when they, respectively, have satisfied all of the conditions to the other party's obligation to close for which they, respectively, are responsible;

(C)       Prior to Completion, neither the Seller, on the one hand, nor the Purchaser, the other hand, shall, without prior written consent of the other party:

(i)        except  in the ordinary  course  of  business,  enter  into,  amend or tem1inate any material contracts or agreements,  including,  without limitation, any agreements of employment,  stock  or  asset  sale, acquisition,  merger, consolidation  or  other  business acquisition, disposition, or combination, or make any change in any material contracts;

(ii)

amend its certificate of incorporation or by-laws;

(D)      The Parties shall promptly advise the other party of any change or event having a material adverse effect on it or which it believes would or would be reasonably likely to cause or constitute a material breach of their respective representations,  warranties or covenants hereunder;

(E)       Prior to the date that is three (3) years after the date of this Agreement, the Seller shall not own or operate any Business in competition to that of the Purchaser or solicit its employees and/or enter  into any  advertising  agreements  with  the  Purchaser's  competitors  at  any location in the United States or Europe;

(F)       The Purchaser undertakes to honour  the promissory note under Clause 4(A)(viii) and to pay an interest of 4 per cent per annum from the due day to the date of the final payment and agrees that the Seller may offset the same for any unfulfilled obligations, adjustments or breaches pursuant to this Agreement and undertakes that such adjustment report shall be issued to the Seller no later than 28th February 2011 along with the amount of offset to the promissory note.

(G)      The Seller shall use its good faith best efforts to ensure that the terms of the Exclusive Supplier Agreement are honoured by Sugarcane Paper Co., Ltd., a Hong Kong entity, for the entire term of that Agreement;

(H)      The Seller covenants with the Purchaser that the Seller shall use its good faith best efforts to cause the assets of Sugarcane Paper Co., Ltd., as described in the Bill of Sale at1ached hereto as Exhibit 1, be transferred to either the Company or to Purchaser, free and clear of all claims as at the Completion Date.

(I)       The Purchaser covenants with the Seller that in the event that the holders, or any of them, of the Convertible Promissory  Notes exercise his, her, its or their right to convert such note(s) into shares of the common  stock  of the Purchaser  pursuant to the terms of such Convertible   Promissory  Notes,  then,  within  7  days  following  such  conversion,  the Purchaser shall issue to Seller additional shares of the common stock of the Purchaser such that the total number of shares owned by Seller shall be equal to or not less than 10 percent of the combination of(i) the issued and outstanding capital stock of the Purchaser as at the Completion Date; and (ii) the aggregate of shares that the Purchaser issues to the holder(s) of   the      Convertible       Promissory       Note(s)       following       such      conversion.

(J)        The Purchaser covenants with the Seller that the Purchaser shall pay an earned payment in the aggregate sum of US$600,000.00, to which the Seller is entitled pursuant to the terms and conditions described in Exhibit 4 hereto, to the Seller in three equal annual payments in the fiscal year of 2010, 2011 and 2012 and within 30 days after the filing of the annual financial statements by the Purchaser in each of the said respective fiscal years.

7.

LIMITATIONS ON CLAIMS

The Purchaser agrees that the aggregate liability of the Seller under this Agreement shall not exceed the aggregate of the amounts received by the Seller under this Agreement by way of consideration for the sale and purchase of the Sale Shares under Clause 3(B).  The liability of the Seller in relation to the Warranties shall cease on the date four (4) years from the date of Completion, save as regards any alleged specific breach of which notice in writing has been given to the Seller prior to that date.

8.

CONFIDENTIALITY

The Seller shall and shall procure that its officers, employees, agents and advisors of each of them shall keep secret and confidential and not without the prior written consent of the Purchaser disclose to any party or make use of for its own purposes (otherwise than in the context  of  an  addition  to its  general  experience,  knowledge  or expertise)  any  of  the confidential  information, reports and  documents  received  by it relating  to any  Group Company including, without limitation to the generality of the foregoing, all trade secrets, know-how, data, customer lists and information, business plans and forecasts, accounting and tax records and correspondence, save where disclosure is required either by reason of . law or if the relevant information comes to the public domain otherwise than by reason of the default of the Seller or officers, employees, agents or advisors of any of them.

9.

PURCHASER'S DECLARATION

The Purchaser hereby declares and confirms that it has full knowledge of and is satisfied that all  the accounting, financial  and  trading  positions,  management  affairs,  and other affairs of the Company and the Purchaser hereby waives and abandons its rights, if any, to request the Seller to give any warranty, make any disclosure, procure any assistance or provide with any information in respect of the Company for the Purchaser to carry out any due  diligence  in  respect  of  the  above  matters  of  the  Company  prior  to  Completion provided, however, that nothing in this Section 9 shall operate in derogation  of Seller's warranty obligation set forth in Paragraph 5(A) and the corresponding indemnification obligations set forth in Paragraph 5(E).

10.

NATURE OF AGREEMENT

(A)      This Agreement is personal to the parties and neither party may assign, mortgage, charge or sublicense any of its rights hereunder, or sub-contract or otherwise delegate any of its obligations  hereunder, except with the prior written consent of the other party.

(B)

Nothing in this Agreement shall create, or be deemed to create, a partnership, or the relationship of principal  and agent, between the parties or any of them.

(C)      This Agreement and documents referred  to herein  contains  the entire agreement between the parties with respect to its subject  matter (no party having  relied on any representation or warranty  made by any other party which  is not a term of this Agreement) and may not be modified except by an instrument in writing signed by the parties and supersedes all and any  previous agreements or  arrangements between  the  parties  hereto  or  any  of  them relating  to the transactions contemplated hereby and all or any such previous agreements or arrangements (if any) shall cease and determine with effect from the date of execution of this Agreement.

(D)       If any provision of this Agreement is held to be invalid, illegal or unenforceable, then such provision shall (so far as it is invalid, illegal or unenforceable) be given no effect and shall be deemed not  to  be  included  in  this  Agreement but  without  invalidating any  of  the remaining provisions of this Agreement.  The parties shall nevertheless negotiate in good faith in order to agree the terms of a mutually satisfactory provision, achieving so nearly as possible the same commercial effect, to be substituted for the provision so found to be invalid, illegal or unenforceable.

(E)       No failure or delay by any party in exercising any of its rights under this Agreement shall be deemed to be a waiver thereof nor shall a waiver of a breach of any provision of this Agreement be deemed to be a waiver of any subsequent breach of the same or any other provision.

(F)

Time shall be of the essence in this Agreement.

11.

NOTICES AND SERVICE

(A)   Any  notice  or other  communication required  to be given  under  this Agreement shall  be deemed  duly  served  if left at or  sent  by registered or recorded  delivery  post, facsimile transmission or email correspondence to the addresses, the fax numbers or email addresses set out in Clause  11(B) or to such other address, fax number or email address as may have been last notified in writing by or on behalf of the relevant party to the other parties hereto. Any  such  notice  shall  be deemed  to be served  at the time when  the same  is left at the address  of the party  to be served  and if served  by post on the second  Business Day  next following the  day  of  posting.    Any  notice  served   by facsimile transmission or  email correspondence  shall   be  deemed   to  have   been  served   when  sent   provided   that  !he transmission was confirmed as sent by the originating machine or computer, as applicable.

(B)

Each notice or other  communication given or made hereunder shall be in writing and delivered or sent to the relevant party at its address, fax number or email address set out below (or such other address, fax number or email  address as the addressee has by five Business Days' prior written  notice specified to the other parties):-

To the Seller

Name Address Attention Fax Number

Email Address

Leung, Kwok-wai Clifton

________________________

______________________

Clifton@sugarmade.com

To the Purchaser

Name Address Attention Fax Number

Email Address

Simple Earth Inc.

35 Amber Dr., San Francisco, CA 94131

Chief Executive Officer

____________________

farid@simpleearthpaper.com

With a copy to (which shall not constitute notice):

Name

Address

Niesar & Vestal LLP

90 New Montgomery Street, 9

Floor, San Francisco, CA

Attention Fax Number Email Address

12.

MISCELLANEOUS

94114

Gerald V. Niesar or Oscar E. Escobar

415.882.5400

gniesar@nvlawllp.com; oescobar@nvlawllp.com

(A)      This Agreement may be signed or executed in one or more parts and where signed or executed in more than one part each part shall be deemed to constitute an integral part of the one Agreement.

(B)      Each of the Parties shall pay its own costs, charges and expenses incurred in connection with the negotiation, preparation and implementation of tins Agreement.

13.

PROPER LAW AND JURISDICTION

This Agreement shall be governed by and construed and enforced in accordance with Inc.  laws of the State of California, without reference to conflicts of laws rules. The federal and state courts located within San Francisco, California shall have exclusive jurisdiction  to adjudicate any dispute arising out of-this Agreement.

AS WITNESS whereof this Agreement is entered into the day and year first above written.

SIGNED by

the Seller

) /s/ Leung,  Kwok-wai Clifton

)

)

in the presence of:-

)

SIGNED by Ethan Farid Jinian

) /s/ Ethan Farid Jinian

)

for and on behalf of the Purchaser

)

)

in the presence of:-

)

Bill of Sale

Exclusive Supplier Agreement

Form of Convertible Promissory Note

Earned Payment Criteria

In each of the three fiscal years commencing after the Completion Date upon the Purchaser achieving (a) an net income of US$9Million, US$10Million and US$11Million in the fiscal year 2010, 2011 and 2012 respectively; and (b) an average gross profit margin of not less than 6 per cent; and such earned payment shall be due for payment 30 days after the filing of the annual financial statements by the Purchaser in the each of the respective fiscal year;

MarketSource Companies Letter Agreement

May 1,2009

Letter of Agreement

This agreement is between The MarketSource Companies (TMS) located at 5425 Peachtree Parkway, Norcross, GA 30092 and Sugar Cane  Paper Company-Hong Kong (SCPC-HK) and Sugar Cane Paper Company-Asia Ltd. (SCPC-A), located l6B, 8 Hart Avenue, Tsimshatsui, Hong Kong, China.

Whereas The Sugar Cane Paper Company-Hong Kong is the parent company and administrative arm of

The Sugar Cane Paper Company's administrative operations.

Whereas The Sugar Cane Paper Company-Asia is a wholly owned subsidiary of The Sugar Cane Paper

Company-HK and is the manufacturing entity of SCPC-HK , manufacturing it's bagasse paper products in

Taishan, China and California.

Whereas 1l1e MarketSource Company  (TMS) or it's associated  entity, MarketSource Paper Company (MSPC) is a sales, marketing, and distribution company, exclusively  representing and distributing bagasse based product for SCPC-HK and/or SCPC-A.

Effective immediately, The MarketSource Companies is the exclusive distributor  and agent of SCPC-HK and SCPC-A for all bagasse-based products, specifically copy paper for all market channels  in North America, Central America and Europe (US based companies).

Disagreement will be contingent on the ability for TMS to deliver a viable customer of bagasse-based product (copy paper) that can purchase a significant available amount of production capacity  of 8.5 x 11" and/or A4 size bagasse based copy paper by the end of 2009, based on production  capacity of 11 metric tons of US size and 21 MT of A4 size.

Price

Base price:

$2.60 per ream, FOB Shenzhen, China.

Price guarantee:

Not to exceed 5% year, with a 3 month notice in writing.

Capacity Guarantee (11st year - 2009)

Size	Composition		Capacity (annual rate)
8.5" X II" (US)	100% re-cycled, 70% bagasse 30% bamboo		11K metric tons
A4	100% re-cycled,70% bagasse, 30% bamboo		21 K metric tons
8.5" X I 1" (US-SF)	100% recycled	d 70% bagasse, 30% bamboo	IOK metric tons

Other necessary requirements will be a mutual right to examine any agreements, contracts or commitments to associated parties that are in place, or future agreements, contracts or commitments that may be agreed to between associated parties, customers, factory etc., for example, SCPC-HK and Guangdong Paper Company (factory), TMS/Customer- or other Contracts.

Clifton Lueng

Chief Executive Officer

Sugar Cane Paper Company USA

Sugar Cane Paper Company Asia

           _______________________

Michael  Nilian

Chief Executive Officer

         The Market Source Companies

         MarketSource Paper Company